Exhibit 10.2

UNIFORM TERMS AND CONDITIONS APPLICABLE TO

RESTRICTED STOCK UNIT GRANT (EMPLOYEE) UNDER

THE MTS SYSTEMS CORPORATION 2006 STOCK INCENTIVE PLAN

Pursuant to the authority set forth in Section 5 of the MTS Systems Corporation 2006 Stock Incentive Plan (the “Plan”) the Board of Directors adopts the following terms and conditions, in accordance with the terms of the Plan, to apply to any and all awards of Restricted Stock Units granted under the Plan to employees (the “Recipient”):

1.

The terms and conditions set forth below govern the issuance to the respective Recipient of the number of units (“Units”), which represent the right to receive shares of the Company’s Common Stock, $.25 par value per share (the “Shares”) set forth in a separate Notice of Grant of Restricted Stock Units (the “Notice”), and the issuance of Shares upon the vesting of the Units. This document and the Notice constitute the Restricted Stock Unit Agreement.

2.

The Units will vest in accordance with the date or dates set forth in the Notice, or upon an earlier date as set forth herein and as otherwise determined by the Committee; provided that the Recipient is employed by the Company or its subsidiaries on the date on which occurs the event giving rise to the vesting. Except as provided in the Notice or as set forth herein, all Units that are not vested shall be forfeited to the Company, without payment therefor, if the Recipient ceases to be employed for any reason. Notwithstanding the schedule set forth in the Notice, all Units that have not vested in accordance with the Notice shall immediately fully (100%) vest upon the occurrence of a Change in Control (as defined in the Plan) provided that the terms of the agreements effectuating the Change in Control do not provide for the assumption or substitution of the Units.

3.

The Company shall, no later than 30 days from the date of vesting as to any Units issue to the Recipient the certificate or certificates for the number of unrestricted and fully paid Shares equal to the number of Units that vested, subject to the right to withhold Share in accordance with Section 6. If the Shares are maintained in uncertificated form, the Company shall issue such Shares as part of the book entry of the Shares on the Company’s stock records. Thereafter, the Company shall promptly cause the certificate or certificates for the Shares to be delivered to the Recipient, or shall mark its records that the Recipient is the owner of Shares.

4.

Until Shares are issued in settlement of the Units in accordance with Section 3, the Recipient will not be deemed for any purpose to be, or have rights as, a shareholder of the Company, or to exercise, directly or by proxy, voting rights or receive dividends with respect to the Shares issuable upon the vesting of the Units. In addition, the Recipient will not be entitled to any dividend equivalents, in the form of cash, or additional Units or Shares, with respect to the Units for the period prior to the settlement of the Units. From and after the date of settlement, the Recipient shall have all rights and privileges of any other shareholder with respect to the Shares issued in settlement of the vested Units.

5.

The Company may make an equitable adjustment in the number of Units that have not vested in the event of any change in the capital structure of the Company, including but not limited to reorganization or stock splits, but excluding any change resulting from a dividend payment. Any additional Units issued to the Recipient as a result of any of the foregoing events shall continue to be subject to the terms set forth herein to the same extent as the Units giving rise to the right to receive such additional Units.

6.

As a condition to the Company’s obligation to issue Shares in settlement of the Units, the Recipient shall pay or make arrangements for the payment of any required tax withholding applicable to the vesting of the Units and issuance of the Shares in settlement therefore. The Recipient may elect by written notice to the Company to satisfy part or all of any withholding tax requirements associated with the vesting of the Units and issuance of the Shares by authorizing the Company to retain from the number of Shares that would otherwise be issued to the Recipient that number of Shares having an aggregate Fair Market Value equal to part or all of the tax payable by the Recipient under this Section 6, and in the event Shares are withheld or delivered, the amount withheld shall not exceed the statutory minimum required federal, state FICA and other payroll taxes.

7.

Any “affiliate” (as defined in Rule 144 under the Securities Exchange Act) shall resell any Shares issued in settlement of the Units (including as set forth in Sections 12 and 13 below) only in accordance with the applicable requirements of the Company’s Insider Trading Policy, as amended from time to time, Rule 144 and any other applicable requirements of the Securities Exchange Act.

8.

If any Recipient is on a Company-approved leave of absence for any reason, other than a leave that qualifies as a military leave, and does not return to employment with the Company within 30 days of the 6-month anniversary of the start of the leave of absence, the Recipient will incur a termination of employment for purposes of the Plan as of the 6-month anniversary of the start of the leave of absence, or with respect to a military leave, the last date that the Recipient is entitled to reinstatement to employment. The Human Resources department of the Company is hereby delegated the authority to approve all such leaves of absence and to enter into such agreements for purposes of the Plan.

9.

Nothing in this Agreement shall be construed as constituting a commitment, guaranty, agreement or understanding of any kind or nature that the Company or its subsidiaries to retain the services of the Recipient, and this Agreement shall not affect in any way the right of the Company, its subsidiaries or the Recipient to terminate the employee at any time or for any reason in accordance with the procedures governing such termination, without any liability or claim under the Plan or this Agreement. The grant of Units hereunder shall not be considered to be part of the Recipient’s wages or salary for purposes of any severance or similar pay or be part of any claim for damages arising out of any action for wrongful termination or otherwise.

10.

The Units shall represent an unfunded promise to issue Shares in the future and Recipient shall have no rights other than as a general creditor of the Company with respect to the issuance of Shares. Except as otherwise provided in Section 11, Recipient not sell, transfer, pledge, assign or otherwise encumber any of the Units, whether voluntarily, involuntarily or by operation of law. Any purported transfer, pledge or encumbrance of such Units shall be void and unenforceable against the Company, and no purported transferee shall acquire any right or interest with respect to the Shares as a result.

11.

This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business. Any Shares issuable under this Agreement as a result of the vesting of Units on or after the Recipient’s death shall be issued to the beneficiary or beneficiaries (“Designated Beneficiary”) designated by the Recipient in a writing filed with the Company in such form and at such time as the Company shall require. If the Recipient fails to designate a beneficiary, or if the Designated Beneficiary does not survive the Recipient, any Shares issuable shall be issued to the legal representative of the Recipient’s estate. If the Designated Beneficiary survives, but dies before all Shares are issued to the Designated Beneficiary under this Agreement, then any Shares issuable to the Designated Beneficiary shall be issued to the legal representative of the estate of the Designated Beneficiary.

12.

If Recipient is terminated by the Company for Cause (as defined in any written employment agreement between the Company and the Recipient or in the absence of such agreement, as defined in the Plan), or in the event of any breach of any noncompetition, confidentiality, nonsolicitation, noninterference, corporate property protection or any other agreement between the Company and Recipient or any other action of the Participant that the Committee deems detrimental to the business or reputation of the Company, the Company may reduce, cancel or forfeit any Units that have not vested, and upon demand and without any payment or other consideration from the Company, the Recipient shall disgorge and return to the Company any Shares issued in settlement of the number of Units, less the net effect of any taxes paid by the Recipient (taking into account the initial taxes paid and the tax effect of the disgorgement), or if the Recipient does not then own that number of Shares, the amount of the cash proceeds received by the Recipient from the Recipient’s most recent sale of a like number of the shares of common stock of the Company, less the net tax effect as stated above. Recipient understands and agrees that the return of Shares and the disgorgement of any proceeds received by the Recipient is in addition to and separate from any other relief available to the Company, including but not limited to, injunctive relief. Recipient agrees that the Company may recover any disgorgement required under this Section 12 by right of offset against any amounts due and owing by the Company to the Recipient, to the maximum extent permitted by law.

13.

The Company may, in its sole discretion, repurchase for cash or other immediately available funds all or any portion of any Shares issued under the Plan, provided, however, that this right to repurchase shall not be exercised with respect to any Shares until such Shares have been held by the Recipient for a period of six months and one day after the date of exercise and such repurchase otherwise complies with Section 7 above. The repurchase price shall be the then Fair Market Value of the Shares, provided, however, that no payment shall be required with respect to any Shares to which Section 12 above applies. The Committee hereby delegates to the Chief Executive Officer the authority and discretion to exercise this right of repurchase with respect to Shares held by persons other than the executive officers of the Company.

14.

The Compensation Committee of the Board (the “Committee”) shall exercise any authority and discretion in the administration of this Agreement in accordance with the terms of the Plan. This Agreement is intended to be exempt from the requirements of Section 409A of the Code and shall be construed and interpreted in accordance with such intent. Except as provided herein or as provided in the Plan, no payment shall be subject to further deferral except as otherwise permitted or required pursuant to regulations and other guidance issued pursuant to Section 409A of the Code. Any provision of this Agreement that would fail to satisfy the exemption for a short-term deferral for purposes of Section 409A of the Code shall be amended to so comply on a timely basis.

Except to the extent specifically provided in this Agreement, this grant shall be subject to and governed by the terms and conditions of the Plan, which shall be incorporated as though fully set forth herein. The foregoing terms and conditions shall remain in effect until further modified by action of the Board of Directors or the Compensation Committee thereof, either in the form of a modification of these terms and conditions or by a written term or condition set forth in any individual grant approved by the Board or the Compensation Committee subsequent to the date of adoption of these terms and conditions, provided that no change shall adversely affect any accrued right of the Recipient without the Recipient’s written consent.